Exhibit 99.1

Independent Auditor’s Report

To the Board of Directors and Stockholder

Westport Axle Corporation

We have audited the accompanying financial statements of Westport Axle Corporation (a Commonwealth of Kentucky corporation), (a wholly owned subsidiary of SIFCO Intercontinental LTD, which is a wholly owned subsidiary of SIFCO S.A.) which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of income and comprehensive income, stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risk of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Independent Auditor’s Report (Continued)

Opinion

In our opinion, the financial statements referred to about present fairly, in all material respects, the financial position of Westport Axle Corporation as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mountjoy Chilton Medley LLP

Louisville, Kentucky

March 6, 2013

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Balance Sheets

December 31, 2012 and 2011

	2012	2011
	(Rounded to thousands)
Assets

Current Assets
Cash and cash equivalents	$53,000	$53,000
Restricted cash	1,000,000	1,000,000
Accounts receivable, net	12,030,000	9,047,000
Due from Parent and affiliates	6,873,000	6,625,000
Inventories, net	6,554,000	4,215,000
Prepaid expenses	593,000	316,000
Income taxes receivable	15,000	426,000
Due from Parent and affiliates (direct financing leases)	580,000	417,000
Deferred tax assets	50,000	162,000

Total Current Assets	27,748,000	22,261,000

Property and Equipment, net	17,168,000	8,646,000

Other Assets
Due from Parent and affiliates (direct financing leases)	2,063,000	2,479,000
Goodwill	345,000	345,000
Customer intangibles, net	545,000	732,000
Deposits	493,000	310,000
Deferred financing costs, net	58,000	119,000

Total Other Assets	3,504,000	3,985,000

Total Assets	$48,420,000	$34,892,000

	2012	2011

Liabilities and Stockholder’s Equity

Current Liabilities
Cash overdraft	$1,221,000	$755,000
Line of credit	7,633,000	2,457,000
Accounts payable	883,000	2,397,000
Accounts payable - Parent and affiliates	3,032,000	4,271,000
Accrued expenses	872,000	470,000
Current maturities of capital lease obligations	1,568,000	1,041,000
Current maturities of long-term debt	735,000	62,000

Total Current Liabilities	15,944,000	11,453,000

Long-term Liabilities
Capital lease obligations, net of current maturities	3,470,000	2,351,000
Long-term debt, net of current maturities	4,703,000	1,789,000
Due to Parent	2,363,000	2,363,000
Derivative instrument	44,000	84,000
Deferred income tax liability	3,155,000	1,513,000

Total Long-term Liabilities	13,735,000	8,100,000

Commitments and Contingencies

Stockholder’s Equity
Common stock, no par value, 2,000 shares authorized; 940 shares issued and outstanding	4,700,000	4,700,000
Additional paid-in capital	5,103,000	5,103,000
Retained earnings	8,963,000	5,587,000
Accumulated other comprehensive loss	(25,000)	(51,000)

Total Stockholder’s Equity	18,741,000	15,339,000

Total Liabilities and Stockholder’s Equity	$48,420,000	$34,892,000

See accompanying notes.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Statements of Income and Comprehensive Income

Years Ended December 31, 2012 and 2011

	2012	2011
	(Rounded to thousands)

Net Sales	$58,387,000	$45,375,000

Cost of Sales	47,995,000	40,965,000

Gross Profit	10,392,000	4,410,000

Selling, General and Administrative Expenses	4,349,000	3,294,000

Operating Income	6,043,000	1,116,000

Other Income (Expense)
Interest expense	(668,000)	(563,000)
Interest income	247,000	170,000
Miscellaneous expense	(180,000)	(182,000)

Total Other Expense	(601,000)	(575,000)

Income from Continuing Operations
Before Income Taxes	5,442,000	541,000

Provision for Income Taxes	2,222,000	369,000

Income from Continuing Operations	3,220,000	172,000

Discontinued Operations
Disposal of axle division	255,000	239,000
Income tax expense	(99,000)	(93,000)

Discontinued Operations	156,000	146,000

Net Income	3,376,000	318,000

Other Comprehensive Income:
Change in value of derivative instrument, net of tax	26,000	2,000

Total Comprehensive Income	$3,402,000	$320,000

See accompanying notes.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Statements of Stockholder’s Equity

Years Ended December 31, 2012 and 2011

					Accumulated Other Comprehensive Loss
			Additional Paid-in Capital
	Common			Retained Earnings
	Shares	Stock				Total

Balance at December 31, 2010	940	$4,700,000	$5,103,000	$5,269,000	$(53,000)	$15,019,000

Other Comprehensive Income, net of income tax expense	—	—	—	—	2,000	2,000

Net Income	—	—	—	318,000	—	318,000

Balance at December 31, 2011	940	4,700,000	5,103,000	5,587,000	(51,000)	15,339,000

Other Comprehensive Income, net of income tax expense	—	—	—	—	26,000	26,000

Net Income	—	—	—	3,376,000	—	3,376,000

Balance at December 31, 2012	940	$4,700,000	$5,103,000	$8,963,000	$(25,000)	$18,741,000

See accompanying notes.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Statements of Cash Flows

Years Ended December 31, 2012 and 2011

	2012	2011
	(Rounded to thousands)
Cash Flows from Operating Activities
Net Income	$3,376,000	$318,000
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	1,882,000	1,333,000
Amortization of deferred financing costs	130,000	88,000
Amortization of intangibles	187,000	182,000
Loss on disposal of property and equipment	—	1,796,000
Change in deferred taxes	1,740,000	497,000
Changes in operating assets and liabilities
Accounts receivable, net	(2,983,000)	(2,342,000)
Inventories, net	(2,339,000)	4,423,000
Prepaid expenses and deposits	(460,000)	(102,000)
Income taxes receivable	411,000	(170,000)
Accounts payable	(1,522,000)	1,295,000
Due from/to parent and affiliated companies	(1,487,000)	(6,015,000)
Accrued expenses	402,000	47,000

Net Cash (Used in) Provided by Operating Activities	(663,000)	1,350,000

Cash Flows from Investing Activities
Purchases of property and equipment	(7,618,000)	(973,000)
Proceeds from sales of property and equipment	—	928,000
Purchases of equipment for intercompany lease	(134,000)	(494,000)
Rental payments received on intercompany lease	387,000	540,000

Net Cash (Used in) Provided by Investing Activities	(7,365,000)	1,000

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Statements of Cash Flows (Continued)

Years Ended December 31, 2012 and 2011

	2012	2011
	(Rounded to thousands)
Cash Flows from Financing Activities
Payments on capital lease obligations	(1,132,000)	(1,135,000)
Payments of financing costs	(69,000)	—
Cash overdraft	466,000	755,000
Borrowings (payments) under line of credit, net	5,175,000	(900,000)
Borrowings under term loans	3,650,000	—
Repayments of term loans	(62,000)	(59,000)

Net Cash Provided by (Used in) Financing Activities	8,028,000	(1,339,000)

Increase in Cash and Cash Equivalents	—	12,000

Cash and Cash Equivalents at Beginning of Year	53,000	41,000

Cash and Cash Equivalents at End of Year	$53,000	$53,000

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$645,000	$580,000
Cash paid for income taxes	111,000	300,000

Noncash Investing and Financing Activities
Assets acquired through incurrence of capitallease obligations	2,778,000	1,420,000
Change in fair value of derivative instrument	40,000	4,000
Intercompany leases entered into for equipment	—	360,000
Assets acquired through accounts payable	29,000	21,000

See accompanying notes.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements

December 31, 2012 and 2011

Note A—Nature of Organization and Operations

1.	Operations: Westport Axle Corporation (“the Company”), a Kentucky corporation, is engaged in the assembly and sale of heavy-duty truck axles and the sale of other forged machine components in the North America. The Company also has a logistics division, which provides component integration and broadcast sequencing. Production and warehousing facilities are maintained in Louisville, Kentucky, Sheffield Village, Ohio, Roanoke, Virginia and Breinigsville, Pennsylvania. The Company is a wholly owned subsidiary of SIFCO Intercontinental, LTD, which is a wholly owned subsidiary of SIFCO S.A. (“the Parent”), a Brazilian company. Effective October 2012, the ultimate parent of SIFCO S.A. became SIFCO Metals Participações S.A., a Brazilian company. (Prior to that date, the ultimate parent was G Brasil Participações S.A., a Brazilian company.) The majority of components utilized by the Company in its axle assemblies are sourced directly from SIFCO S.A. and its affiliates. The Company also purchases knuckles from SIFCO S.A. and its affiliates. See Note M—Discontinued Operations for further discussion regarding the 2011 sale of its I-beam division.

Note B—Significant Accounting Policies

1.	Basis of Accounting: The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Accounting Standards Codification (“ASC”) as produced by the Financial Accounting Standards Board (“FASB”) is the sole source of authoritative GAAP for non-governmental entities. The significant accounting policies are described below to enhance the usefulness of the financial statements to the reader.

2.	Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.	Subsequent Events: Subsequent events for the Company have been considered through the date of the Independent Auditor’s Report, which represents the date the financial statements were available to be issued.

4.	Revenue Recognition and Accounts Receivable: Revenues and associated costs for the sale of axles and manufactured components are recognized when title has passed and the risks and rewards of ownership are transferred, which is at the time of shipment. Revenue and associated costs for the performance of logistic services are usually recognized when the services have been delivered, but are dependent upon contractual terms agreed to with the customer. Receivables are based on contracted prices and are considered past due when the due date has expired. The Company normally extends 30 to 60 day terms to customers. Receivables are reviewed for collectability when they become past due. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

The Company provides for estimated uncollectible accounts based on prior experience and a review of existing receivables. The Company sells to customers using credit terms customary in its industry. Credit is granted based on the creditworthiness of the customer and collateral is generally not obtained. The Company had $40,000 and $163,000 recorded as an allowance for doubtful accounts at December 31, 2012 and 2011, respectively.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note B—Significant Accounting Policies (Continued)

5.	Cash and Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At various times throughout the year, the Company maintained balances in excess of federally insured limits.

6.	Restricted Cash: Restricted cash is comprised of a $1,000,000 security deposit held with a bank in conjunction with the financing provided by Tetra Financial Group (see Note G).

7.	Inventories: Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Provisions for excess and obsolete inventories are based on management’s assessment of excess and obsolete inventory on a product-by-product basis.

In-transit inventory represents inventory purchased from the Parent that has not yet been received by the Company. This inventory is shipped with terms of F.O.B. shipping point and, therefore, the Company has included such amounts in inventory and accounts payable at December 31, 2012 and 2011 in the accompanying balance sheets as the Company has assumed the risk of loss of such inventory.

8.	Property and Equipment: Property and equipment, including property under capital lease agreements, are recorded at cost. Capital leases are amortized over the shorter of the lease term or useful life of the related asset. Depreciation and amortization is provided by the straight-line basis over the useful life of the assets. The useful lives for leasehold improvements are up to 7 years (based upon the terms of the lease), machinery and equipment are 3 to 10 years, tooling is 10 years, and furniture, fixtures, and computer equipment are 3 to 10 years. Depreciation expense was $1,882,000 and $1,333,000 for 2012 and 2011, respectively.

Additions and improvements that materially increase productive capacity or extend useful lives are capitalized. Maintenance and repairs are expensed as incurred.

9.	Impairment: The Company periodically reviews the depreciated values assigned to definite lived intangible assets and long-lived assets to determine if any impairments are indicated in accordance with the provisions of the FASB ASC.

10.	Derivative Financial Instruments: The Company utilizes a derivative financial instrument in the management of its interest rate exposure on the mortgage loan and considers the fair value to be Level 2 (see Note G). The Company does not use derivative financial instruments for speculative or trading purposes.

In connection with the land acquisition financed by Branch Banking & Trust Company (“BB&T”) (see Note G), the Company entered into an Interest Rate Exchange agreement (“Swap Agreement”) with BB&T. The Swap Agreement qualifies for cash flow hedge accounting and is deemed to be effective for the variable rate debt being hedged. The Swap Agreement, which remains in effect until January 2014, converts the variable rate to a fixed rate. This agreement requires the exchange of amounts based on a prime rate plus .25% for amounts based on a fixed interest rate.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note B—Significant Accounting Policies (Continued)

10.	Derivative Financial Instruments (Continued): The fair value of the swap agreement was determined based on comparing the prime rate plus .25% with the fixed rate on the debt. The Company recorded the fair value of the derivative financial instrument in the accompanying balance sheets as a noncurrent liability and recorded the unrealized gain or loss in the accompanying statements of operations and comprehensive loss in “change in value of derivative instrument”. The amount of the liability is $44,000 and $84,000 as of December 31, 2012 and 2011, respectively, and the accumulated other comprehensive loss is ($25,000) and ($51,000) as of December 31, 2012 and 2011, respectively.

The Company is exposed to credit-related losses in the event of non-performance by the counterparty to this derivative financial instrument. The counterparty to this derivative transaction is a major financial institution with investment grade credit rating. However, this does not eliminate the Company’s exposure to credit risk with this institution. To manage this risk, the Company has established strict counterparty credit guidelines that are continually monitored by management. As a result of the above considerations, the Company considers the impact of the risk of counterparty default to be immaterial.

11.	Fair Value Measurements: The Company adopted the fair value provisions of the FASB ASC for financial assets and liabilities. These provisions define fair value, provide a framework for measuring fair value, and expand disclosures required for fair value measurements. They also establish a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest to lowest priority, are described below:

•	Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

•	Level 2—Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Level 3 includes values determined using pricing models, discounted cash flow methodologies, or similar techniques reflecting the Company’s own assumptions.

The fair value of the Company’s derivative is derived using hypothetical market transactions involving comparable instruments as well as alternative financing rates derived from market based financing rates, forward yield curves, discount rates, and the Company’s own credit risk. These inputs are classified within Level 2 of the valuation hierarchy.

The Company’s goodwill position was derived using discounted cash flow and multiples of cash earnings valuation techniques. This valuation method requires management to make estimates and assumptions regarding future operating results, cash flows, changes in working capital, capital expenditures, sell prices, profitability, and the cost of capital, among others. These inputs were classified as Level 3 of the valuation hierarchy when the related goodwill balance was recorded in 2009.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note B—Significant Accounting Policies (Continued)

12.	Goodwill and Other Intangible Assets: Goodwill and indefinite lived intangible assets are not amortized. Intangible assets with finite lives are amortized over their useful lives. Goodwill and indefinite lived intangibles are tested for impairment at least annually.

In September 2011, the FASB approved Accounting Standards Update (“ASU”) 2011-08, “Testing Goodwill for Impairment,” which is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 with early adoption permitted. ASU 2011-08 permits a company to first assess qualitative factors to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step quantitative goodwill impairment test.

Under ASU 2011-08, companies can bypass the qualitative assessment for any reporting unit in any period if management believes that it is more efficient or there is a risk of impairment. All companies can elect to resume performing the qualitative assessment in any subsequent period. Management applied the qualitative assessment as a result of its qualitative analysis and determined that it was more-likely-than-not that the fair value of its reporting unit was greater than the carrying amounts.

In July 2012, the FASB approved ASU 2012-02, “Testing Indefinite Lived Intangible Assets for Impairment” which allows a similar qualitative assessment to be performed for intangibles other than goodwill. The new standard is effective for fiscal years beginning after September 15, 2012 with early adoption permitted. The Company has not yet adopted.

No impairment related to goodwill and the indefinite lived intangibles was recognized for the years ended December 31, 2012 and 2011.

13.	Deferred Financing Costs: In 2012, the First Merit debt was refinanced through Branch Banking and Trust Company (“BB&T”) (see note G). Deferred financing costs associated with the refinancing through BB&T were $69,000. Deferred financing costs totaled $103,000 and $262,000 at December 31, 2012 and 2011. The costs are being amortized using the straight-line method over the term of the related debt, which approximates the effective interest method. Accumulated amortization was $45,000 and $143,000 and amortization expense was $130,000 and $88,000 as of and for the years ending December 31, 2012 and 2011, respectively.

14.	Income Taxes: The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The FASB issued standards, contained in the ASC, clarifying the accounting for uncertainty in income taxes recognized in annual financial statements. These standards require recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company has determined that no material adjustment for income tax uncertainties or unrecognized tax benefits is required. The Company has adopted a policy of recognizing interest related to unrecognized tax benefits in interest expense and penalties in operating expenses. During 2012 and 2011, such amounts were immaterial. The Company is no longer subject to U.S. Federal and State income tax examinations by taxing authorities for years before 2008.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note B—Significant Accounting Policies (Continued)

15.	Advertising Costs: Advertising costs are expensed as incurred. There were no advertising costs (included in selling, general and administrative expenses in the accompanying financial statements) incurred for the years ended December 31, 2012 and 2011.

16.	Shipping and Handling Costs: Shipping and handling charges incurred by the Company are included in cost of sales and shipping charges billed to the customer are included in net sales in the accompanying financial statements.

17.	Reclassifications: Certain reclassifications were made to the 2011 financial statements to conform to the 2012 presentation.

Note C—Inventories

Inventories at December 31, 2012 and 2011 consist of the following:

	2012	2011

Raw materials and supplies	$4,588,000	$1,060,000
Work in process	—	2,000
Finished goods	592,000	420,000
In-transit	1,374,000	2,733,000

	$6,554,000	$4,215,000

Note D—Property and Equipment

Property and equipment at December 31, 2012 and 2011 consist of the following:

	2012	2011

Land	$2,004,000	$2,004,000
Leasehold improvements	1,259,000	443,000
Machinery and equipment	19,114,000	10,309,000
Capitalized tooling	—	265,000
Furniture, fixtures and computer equipment	2,198,000	1,544,000
Vehicles	131,000	32,000
Construction in progress	634,000	604,000

	25,340,000	15,201,000
Less accumulated depreciation	(8,172,000)	(6,555,000)

	$17,168,000	$8,646,000

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note E—Goodwill and Customer Related Intangible

The Company recorded goodwill and customer related intangible assets as a result of the acquisition of Axle Alliance Company (“AAC”), which occurred in 2008. Goodwill and customer related intangible assets at December 31, 2012 consist of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Intangible assets with definite lives - Customer Related Intangible	$1,405,000	$860,000	$545,000

Intangible assets with indefinite lives - Goodwill	345,000	—	345,000

	$1,750,000	$860,000	$890,000

Goodwill and customer related intangible assets at December 31, 2011 consist of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Intangible assets with definite lives - Customer Related Intangible	$1,405,000	$673,000	$732,000

Intangible assets with indefinite lives - Goodwill	345,000	—	345,000

	$1,750,000	$673,000	$1,077,000

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note E—Goodwill and Customer Related Intangible (Continued)

Amortization of intangible assets for the years ended December 31, 2012 and 2011 was $187,000 and $182,000, respectively. Amortization of the customer related intangible assets is based on expected volumes under the current and expected contracts through 2017. Estimated amortization expense over the life of the customer related intangible assets is as follows:

Amortization Year	Amortization Expense

2013	$131,000
2014	131,000
2015	131,000
2016	131,000
2017	21,000

$545,000

Note F—Related Party Transactions

The following summarizes the Company’s transactions with parent and affiliated companies:

1.	Revenue and Accounts Receivable—Due from SIFCO S.A. and Affiliates: The Company recorded sales to affiliates in the amount of $1,182,000 and $4,645,000 in 2012 and 2011, respectively. The Company had $6,873,000 and $6,625,000 due from the Parent and affiliates at December 31, 2012 and 2011, respectively.

2.	Accounts Payable—Due to SIFCO S.A. and Affiliates: Of the material purchased by the Company, approximately $26,023,000 and $24,075,000 was purchased from affiliated companies in 2012 and 2011, respectively. The Company had $3,032,000 and $4,271,000 due to the Parent and affiliates at December 31, 2012 and 2011, respectively.

3.	Due from Affiliated Companies—Direct Financing Lease: The Company leases machinery and equipment to affiliated companies under one year renewable leases. These machines are located at affiliate locations with the cost basis being repaid to the Company over a period of ten years after the machine arrives at the affiliate’s production facility. During 2011, the Company purchased an additional $360,000 in equipment that was delivered to affiliated companies. The Company received lease payments on all of these leases of $387,000 and $540,000 in 2012 and 2011, respectively. The monthly lease payments include a 5% interest charge. Interest recognized from these leases totaled $134,000 and $134,000, respectively, for the years ended December 31, 2012 and 2011.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note F—Related Party Transactions (Continued)

3.	Due from Affiliated Companies—Direct Financing Lease (Continued): The Company had $2,643,000 and $2,896,000 in due from Parent and affiliated companies (direct financing lease) at December 31, 2012 and 2011, respectively. Due to the nature of the related party relationship, the leases are expected be renewed until paid in full; therefore, the future anticipated payments are presented as follows:

	Principal	Interest	Total

2013	$580,000	$117,000	$697,000
2014	449,000	95,000	544,000
2015	329,000	73,000	402,000
2016	189,000	62,000	251,000
2017	199,000	52,000	251,000
Thereafter	897,000	99,000	996,000

	$2,643,000	$498,000	$3,141,000

4.	Long-term Payable to SIFCO S.A.: At December 31, 2012 and 2011, the Company had a long-term payable of $2,363,000 with SIFCO S.A. The payable has no stated payments terms and no interest rate and is subordinated to the Company’s credit agreement with a bank (See Note G).

Note G—Line of Credit and Long-term Debt

1.	Line of Credit: At December 31, 2011, the Company had a credit facility arrangement with FirstMerit Bank (“FirstMerit”). The credit facility with FirstMerit provided for a revolving line (“the Line”) with advances to the lower of $9,000,000 or the borrowing base, as defined. The Line initially bore interest at the greater of the U.S. prime lending rate or the Federal Funds rate plus 0.5%. An applicable margin of 1.25% was added to the greater domestic interest rate.

The Company, at its discretion, could convert to the one month LIBOR rate plus 3.75%. The rate on the Line at December 31, 2011 was 4.50%. Borrowings under the Line were $2,457,000 and available borrowings were approximately $3,296,000 at December 31, 2011. The Line matures in March 2013, and was secured by substantially all the assets of the Company.

In July 2012, the Company refinanced the FirstMerit credit facility by entering into a loan agreement with Branch Banking and Trust Company (“BB&T”). The agreement provides for a revolving note (“the LOC”), Term Note A, and Term Note B (collectively, the “Term Notes”) (see Note G2 for discussion of Term Notes). The LOC provides for a revolving line of credit up to the lesser of $10,000,000 or the borrowing base, as defined in the Loan Agreement. The LOC bears interest at the prime rate, and interest is payable monthly.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note G—Line of Credit and Long-term Debt (Continued)

1.	Line of Credit (Continued): Borrowings under the Line were $7,633,000 and available borrowings were approximately $1,685,000 at December 31, 2012. The Line matures in July 2014, and is secured by substantially all the assets of the Company.

The credit facility with BB&T includes financial covenants including debt to net worth ratio, fixed charge coverage ratio, minimum liquidity balance, and operating lease limitations, as defined. The Company was in compliance with all covenants at December 31, 2012.

2.	Long-term Debt: The Company has a term loan with BB&T for the purchase of land. The BB&T Loan Agreement requires monthly principal payments of approximately $4,000. Interest is calculated based on prime rate plus .25% (3.50% at December 31, 2012 and 2011). Borrowings under the BB&T Loan Agreement were $1,788,000 and $1,851,000 as of December 31, 2012 and 2011, respectively, and mature in January 2014. The term loan is secured by the specific real property.

In July 2012, Term Note A was executed to finance the equipment acquisitions in the Pennsylvania expansion. The Company will finance up to $4,200,000 of equipment acquisitions, limited to 75% of the cost of the equipment. The Company is required to pay monthly interest payments at the prime rate through February 2013. In February 2013, the Company will begin monthly payments of approximately $61,000 plus interest at the prime rate through January 2018. Borrowings under Term Note A were $3,650,000 as of December 31, 2012. Through the date of the report, the Company has received additional draws of approximately $11,000, which will impact the monthly payments.

In July 2012, Term Note B was executed to finance up to $2,000,000 of equipment necessary to support the operations of the business, limited to 75% of the cost of the equipment. The Company can take draws on this note through August 2013. To the extent the Company does take draws on this note, the Company will begin equal monthly payments plus interest at the prime rate beginning August 2013 through July 2018. The Company did not draw on Term Note B during 2012.

The Company entered into an interest rate swap agreement with BB&T for $2,000,000 (current notional amount of approximately $1,788,000 and $1,851,000 at December 31, 2012 and 2011, respectively). Under the terms of the swap agreement (See Note B10), the Company pays a fixed interest rate of 6.28% and receives the prime rate plus .25%. The swap agreement remains in effect until January 2014. The fair value of the interest rate swap at December 31, 2012 and 2011 was a liability of $44,000 and $84,000, respectively. The amount of income, net of income tax effect, recognized in other comprehensive income was $26,000 and $2,000 for the years ended December 31, 2012 and 2011, respectively.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note G—Line of Credit and Long-term Debt (Continued)

2.	Long-term Debt (Continued): Future maturities of long-term debt at December 31, 2012:

Years Ending December 31,	Amount

2013	$735,000
2014	2,452,000
2015	730,000
2016	730,000
2017	730,000
Thereafter	61,000

$5,438,000

Note H—Lease Commitments

The Company leases certain office and warehouse space, office furniture and equipment, and production tooling and equipment under capital and operating lease arrangements.

Future minimum, non-cancelable lease payments as of December 31, 2012 are as follows:

Years Ending December 31,	Capital Leases	Operating Leases	Total

2013	$1,873,000	$3,900,000	$5,773,000
2014	1,538,000	3,191,000	4,729,000
2015	969,000	2,857,000	3,826,000
2016	710,000	2,287,000	2,997,000
2017	452,000	2,316,000	2,768,000
Thereafter	126,000	—	126,000

Total required payments	5,668,000	$14,551,000	$20,219,000

Less amount representing interest	630,000

Present value of minimum lease payments	5,038,000

Less current maturities	1,568,000

	$3,470,000

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note H—Lease Commitments (Continued)

Assets under capital lease, consisting primarily of machinery and equipment, had cost of approximately $9,134,000 and $5,138,000 and accumulated amortization of approximately $2,480,000 and $1,385,000 at December 31, 2012 and 2011, respectively. Amortization expense for the years ended December 31, 2012 and 2011 was $867,000 and $465,000, respectively, and is included in depreciation expense in the accompanying statements of income and comprehensive income.

Rent expense under operating leases was approximately $2,531,000 and $1,828,000 for the years ended December 31, 2012 and 2011, respectively.

Note I—Concentrations

1.	Credit Risk: The Company’s operations are concentrated in the heavy-duty truck industry. The operations of the Company are directly related to the overall demand for heavy-duty trucks. Unforeseen changes with a major customer or within the industry may occur with little or no notice.

The Company is an assembler of heavy-duty truck axles and other forged and machined components, with sales to foreign and domestic entities. The Company grants credit to its customers, substantially all of which are large, heavy-duty truck manufacturers.

2.	Significant Customers: For 2012, 75% of the Company’s sales were from four customers in the heavy-duty truck manufacturing industry. For 2011, 71% of the Company’s sales were from four customers in the heavy-duty truck manufacturing industry. At December 31, 2012, 75% of the Company’s trade accounts receivable was due from three customers. At December 31, 2011, 85% of the Company’s trade accounts receivable was due from four customers.

3.	Significant Vendors: 48% and 52% of the Company’s production purchases were from an affiliated company for 2012 and 2011, respectively. 77% and 64% of the Company’s trade accounts payable was due to an affiliated company at December 31, 2012 and 2011, respectively.

Note J—Commitments and Contingencies

1.	Legal Matters: The Company is subject to various lawsuits and other claims in the normal course of business. The Company provides for costs relating to these matters when a loss is probable and the amount is reasonably estimable. Management does not expect that the ultimate resolution of any pending claims or other legal matters will have a material adverse effect on the Company’s financial condition, liquidity, or results of operations.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note J—Commitments and Contingencies (Continued)

2.	State Incentives: In conjunction with the Company’s opening of their new facility in Breinigsville, Pennsylvania during 2012, the Company was awarded the following incentives from the State of Pennsylvania

•	$1,000,000 loan from the Machinery and Equipment Loan Fund (“MELF”) to cover the gap between the investment in capital and the portion financed by BB&T. The interest rate on the MELF loan is 3.25%. To date, the Company has not requested any proceeds from the loan.

•	$1,000,000 grant from the Pennsylvania First Program (“PFP”) to cover eligible expenses of the project. The Company submitted their request for the $1,000,000 grant in 2012 and recorded the amount as a reimbursement of startup costs incurred in conjunction with the new facility in 2012. The reimbursement is netted within selling, general and administrative expenses on the statements of income and comprehensive income. The Company received payment of the amount in January 2013.

•	$1,036,000 Job Creation Tax Credits (“JCTC”) to be applied against the Pennsylvania Corporate Net Income Tax and/or the Capital Stock and Franchise Tax. Since this would offset tax expense, the income would be used to offset the expense in the year income tax expense is accrued. This would net the tax provision amount to zero for Pennsylvania until the credit expires or is fully utilized. Management plans to recognize the benefit of the applicable credits on the flow through method with the benefit recognized as the taxable income arises. In 2012, the Company recognized $22,000 related to the benefit.

•	$225,000 funding from the Guaranteed Free Training Program (“GFT”). No funds have been requested and/or accrued under this program in 2012.

Note K—Retirement Plan

The Company maintains a qualified defined contribution plan (“the Plan”) for all employees. Employees are eligible to enter the Plan on January 1 or July 1 after completing 1,000 hours of service within a specified period of time and may contribute up to 15% of their gross wages. The Plan contains provisions for matching and profit sharing contributions at the discretion of the Company. The Company made a discretionary matching contribution equal to 5% of compensation of each eligible participant contributing to the Plan for 2012 and 2011 year. Plan contribution expense was approximately $136,000 and $108,000 for the years ended December 31, 2012 and 2011, respectively.

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note L—Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes.

The tax effect of significant temporary differences representing deferred income tax assets and liabilities at December 31, 2012 and 2011, is as follows:

	2012	2011
Deferred Tax Assets
Inventories	$34,000	$123,000
Accounts receivable	16,000	39,000
Derivatives	19,000	20,000
Intangible assets	156,000	106,000
Other, net	43,000	36,000

Gross deferred tax assets	268,000	324,000

Gross deferred tax liability—Fixed assets	(3,373,000)	(1,675,000)

Net Deferred Tax Liability	$(3,105,000)	$(1,351,000)

The net deferred tax asset and deferred tax liability are presented in the accompanying balance sheets as follows:

	2012	2011

Deferred Tax Assets—current	$50,000	$162,000
Deferred Tax Liability—long-term	(3,155,000)	(1,513,000)

Net Deferred Tax Liability	$(3,105,000)	$(1,351,000)

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note L—Income Taxes (Continued)

The income tax provision for the year ended December 31, 2012 and 2011, is as follows:

	2012	2011

Deferred provision
Current operations	$1,747,000	$404,000
Discontinued operations	99,000	93,000
Current provision	475,000	(35,000)

Total Provision	$2,321,000	$462,000

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2012 and 2011 are as follows:

		Effective Tax
	2012	Rate

Provision computed at statutory rate	$1,937,000	34.00%
State taxes	279,000	4.90
Local taxes	7,000	0.12
Nondeductible and other, net	98,000	1.72

Income Taxes Incurred	$2,321,000	40.74%

		Effective Tax
	2011	Rate

Provision computed at statutory rate	$265,000	33.97%
State taxes	39,000	5.00
Local taxes	4,000	0.51
Nondeductible and other, net	154,000	19.74

Income Taxes Incurred	$462,000	59.22%

Westport Axle Corporation

(A Wholly Owned Subsidiary of SIFCO Intercontinental LTD,

which is a Wholly Owned Subsidiary of SIFCO S.A.)

Notes to Financial Statements (Continued)

December 31, 2012 and 2011

Note M—Discontinued Operations

During 2011, the Parent entered into an agreement whereby a customer, Dana Commercial Vehicle Manufacturing, LLC (“Dana”), acquired the manufacturing capacity of the I-beam division of the Parent. Due to this agreement, Westport will no longer have the ability to acquire I-beams from the Parent, and therefore, the I-beam division has been presented as discontinued operations. The related property and equipment were sold to Dana, which created a gain on disposal of $17,000. The results of operations, net of tax, for this division amount to $156,000 and $146,000 for the years ended December 31, 2012 and 2011, respectively, and are presented as results of discontinued operations in the accompanying statements of income and comprehensive income. Total revenues for the years ended December 31, 2012 and 2011 were $3,658,000 and $16,336,000, respectively.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Balance Sheets

September 30, 2013 and December 31, 2012

		(Audited)
	2013	2012
	(Rounded to thousands)
Assets

Current Assets
Cash and cash equivalents	$7,893,000	$53,000
Restricted cash	1,000,000	1,000,000
Accounts receivable, net	12,614,000	12,030,000
Due from Affiliates	7,291,000	6,873,000
Inventories, net	7,556,000	6,554,000
Prepaid expenses	993,000	593,000
Income taxes receivable	—	15,000
Due from Affiliates (direct financing leases)	933,000	580,000
Deferred tax assets	23,000	50,000

Total Current Assets	38,303,000	27,748,000

Property and Equipment, net	17,032,000	17,168,000

Other Assets
Due from Affiliates (direct financing leases)	1,812,000	2,063,000
Advanced payments to Affiliates	15,500,000	—
Notes receivable	19,786,000	—
Goodwill	345,000	345,000
Customer intangibles, net	447,000	545,000
Deposits	493,000	493,000
Deferred financing costs, net	2,639,000	58,000

Total Other Assets	41,022,000	3,504,000

Total Assets	$96,357,000	$48,420,000

		(Audited)
	2013	2012

Liabilities and Stockholder’s Equity

Current Liabilities
Cash overdraft	$—	$1,221,000
Line of credit	—	7,633,000
Accounts payable	1,014,000	883,000
Accounts payable—Affiliates	7,853,000	3,032,000
Income taxes payable	290,000	—
Accrued expenses	857,000	872,000
Current maturities of capital lease obligations	1,591,000	1,568,000
Current maturities of long-term debt	3,750,000	735,000

Total Current Liabilities	15,355,000	15,944,000

Long-term Liabilities
Capital lease obligations, net of current maturities	3,442,000	3,470,000
Long-term debt, net of current maturities	45,456,000	4,703,000
Due to Affiliates	2,363,000	2,363,000
Derivative instrument	120,000	44,000
Deferred income tax liability	2,883,000	3,155,000

Total Long-term Liabilities	54,264,000	13,735,000

Commitments and Contingencies

Stockholder’s Equity
Common stock, no par value, 2,000 shares authorized; 940 shares issued and outstanding	4,700,000	4,700,000
Additional paid-in capital	5,103,000	5,103,000
Retained earnings	17,032,000	8,963,000
Accumulated other comprehensive loss	(97,000)	(25,000)

Total Stockholder’s Equity	26,738,000	18,741,000

Total Liabilities and Stockholder’s Equity	$96,357,000	$48,420,000

See accompanying notes.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Statements of Comprehensive Income

Nine Months Ended September 30, 2013 and 2012

	2013	2012
	(Rounded to thousands)

Net Sales	$66,002,000	$40,056,000

Cost of Sales	48,016,000	33,926,000

Gross Profit	17,986,000	6,130,000

Selling, General and Administrative Expenses	3,785,000	2,626,000

Operating Income	14,201,000	3,504,000

Other Income (Expense)
Interest expense	(2,380,000)	(549,000)
Interest income	374,000	213,000
Miscellaneous income (expense)	(97,000)	5,000

Total Other Expense	(2,103,000)	(331,000)

Income From Continuing Operations
Before Income Taxes	12,098,000	3,173,000

Provision for Income Taxes	4,029,000	1,167,000

Income from Continuing Operations	8,069,000	2,006,000

Discontinued Operations
Disposal of axle division	—	255,000
Income tax expense	—	(99,000)

Discontinued Operations	—	156,000

Net Income	8,069,000	2,162,000

Other Comprehensive (Loss) Income:
Change in value of derivative instrument, net of tax	(72,000)	18,000

Total Comprehensive Income	$7,997,000	$2,180,000

See accompanying notes.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Statements of Stockholder’s Equity

Nine Months Ended September 30, 2013 and 2012

					Accumulated Other Comprehensive Income (Loss)
			Additional Paid-in Capital
	Common			Retained Earnings
	Shares	Stock				Total

Balance at January 1, 2012	940	$4,700,000	$5,103,000	$5,587,000	$(51,000)	$15,339,000

Other Comprehensive Income, net of Income Tax Expense	—	—	—	—	18,000	18,000

Net Income	—	—	—	2,162,000	—	2,162,000

Balance at September 30, 2012	940	$4,700,000	$5,103,000	$7,749,000	$(33,000)	$17,519,000

Balance at January 1, 2013	940	$4,700,000	$5,103,000	$8,963,000	$(25,000)	$18,741,000

Other Comprehensive Loss, net of Income Tax Expense	—	—	—	—	(72,000)	(72,000)

Net Income	—	—	—	8,069,000	—	8,069,000

Balance at September 30, 2013	940	$4,700,000	$5,103,000	$17,032,000	$(97,000)	$26,738,000

See accompanying notes.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Statements of Cash Flows

Nine Months Ended September 30, 2013 and 2012

	2013	2012
	(Rounded to thousands)

Cash Flows from Operating Activities
Net Income	$8,069,000	$2,162,000
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	2,051,000	1,170,000
Amortization of deferred financing costs	383,000	108,000
Amortization of intangibles	98,000	140,000
Interest income accrued on notes receivable	(286,000)	—
Change in deferred taxes	(241,000)	184,000
Changes in operating assets and liabilities:
Accounts receivable, net	(584,000)	2,751,000
Inventories, net	(1,002,000)	(3,438,000)
Prepaid expenses and deposits	(400,000)	(653,000)
Income taxes receivable/payable	305,000	1,246,000
Accounts payable	109,000	(351,000)
Due from/to parent and affiliated companies	4,330,000	—
Accrued expenses	(15,000)	—
Advanced payments to affiliates	(15,500,000)	—

Net Cash (Used in) Provided by Operating Activities	(2,683,000)	3,319,000

Cash Flows from Investing Activities
Purchases of property and equipment	(1,032,000)	(4,402,000)
Proceeds from sales of property and equipment	84,000	—
Purchases of equipment for intercompany lease	(84,000)	—
Rental payments received on intercompany lease	55,000	282,000
Advances on notes receivable	(19,500,000)	—

Net Cash Used in Investing Activities	(20,477,000)	(4,120,000)

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Statements of Cash Flows (Continued)

Nine Months Ended September 30, 2013 and 2012

	2013	2012
	(Rounded to thousands)

Cash Flows from Financing Activities
Payments on capital lease obligations	(951,000)	(813,000)
Payments of financing costs	(2,964,000)	(69,000)
Cash overdraft	(1,221,000)	(755,000)
(Payments) borrowings under line of credit, net	(7,633,000)	2,609,000
Borrowings under term loans	50,170,000	—
Repayments of term loans	(6,401,000)	—

Net Cash Provided by Financing Activities	31,000,000	972,000

Increase in Cash and Cash Equivalents	7,840,000	171,000

Cash and Cash Equivalents at Beginning of Period	53,000	53,000

Cash and Cash Equivalents at End of Period	$7,893,000	$224,000

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$2,393,000	$435,000
Cash paid for income taxes	3,925,000	280,000

Noncash Investing and Financing Activities
Assets acquired through incurrence of capital lease obligations	946,000	2,537,000
Change in fair value of derivative instrument	(76,000)	29,000
Intercompany leases entered into for equipment	84,000	—
Assets acquired through accounts payable	51,000	33,000

See accompanying notes.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note A—Nature of Organization and Operations

1.	Operations and Corporate Structure: Westport Axle Corporation (“the Company” and “Westport”), a Kentucky corporation, is engaged in the assembly and sale of heavy-duty truck axles and the sale of other forged machine components in the North America. The Company also has a logistics division, which provides component integration and broadcast sequencing. Production and warehousing facilities are maintained in Louisville, Kentucky, Sheffield Village, Ohio, Roanoke, Virginia and Breinigsville, Pennsylvania. The Company was a wholly owned subsidiary of SIFCO Intercontinental, LTD (“SIFCO Intercon”), which is a wholly owned subsidiary of SIFCO S.A. (“the Parent”), a Brazilian company. Effective October 2012, the ultimate parent of SIFCO S.A. became SIFCO Metals Participações S.A., a Brazilian company. (Prior to that date, the ultimate parent was G Brasil Participações S.A., a Brazilian company.) The majority of components utilized by the Company in its machining division (knuckles) and its distribution division (axles, knuckles and related components) have been sourced directly from SIFCO S.A. and its affiliates.

Effective May 2013, SIFCO S.A. executed various agreements to reorganize the ownership of the Company. As part of this reorganization, SM International Holdings (“SM International”) and Westport USA Holding, LLC (“Westport USA”) were formed. Westport USA is a Delaware limited liability company, founded in order to enable the Company to operate financially independent of SIFCO S.A. SIFCO Intercon transferred all of its interest in the Company to Westport USA. SM International subsequently acquired the stock of Westport USA. As part of this transaction, the Company advanced SM International $19.5 million. The note earns interest at 4% and has a maturity date of May 17, 2023 with annual payments commencing May 2019. (See Note F).

Pursuant to the reorganization documents, SIFCO S.A. and the Company executed a Long Term Supply Agreement (“LTA”) whereby SIFCO S.A. is granting to Westport a continuous supply of SIFCO S.A.’s products, reserving to Westport capacity to supply growing demand for its components business and assuring that SIFCO S.A. will not compete against Westport with respect to its assembling and components business in the U.S. The parties also entered into a Services Agreement which is a five year service agreement in order to assure the continuity of support services for Westport directly from SIFCO S.A. personnel with respect to management, sales, finance, manufacturing, legal, engineering, design, and production. SIFCO S.A. received an up-front payment of $15.5 million from Westport, including $9.5 million related to the reserve of capacity and exclusivity rights under the LTA and $6.0 million as a non-refundable advanced payment for the Services Agreement. Both amounts are reflected as advanced payments to affiliates in the accompanying balance sheet. (See Note F)

Westport also executed a security agreement with Regions Bank and a second lien term loan agreement with Medley Capital Corporation. Regions Bank, an Alabama bank, agreed to a loan commitment in the aggregate principal amount of $25.0 million and to make revolving loans to Westport through May 17, 2018 up to the amount of $5.0 million. Medley Capital Corporation, a Delaware corporation, agreed to a term loan commitment in the aggregate principal amount of $25.0 million. (See Note G).

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note B—Significant Accounting Policies

1.	Basis of Accounting: The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Accounting Standards Codification (“ASC”) as produced by the Financial Accounting Standards Board (“FASB”) is the sole source of authoritative GAAP for non-governmental entities. The significant accounting policies are described below to enhance the usefulness of the financial statements to the reader.

2.	Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.	Subsequent Events: Subsequent events for the Company have been considered through the date of the Independent Accountant’s Report, which represents the date the financial statements were available to be issued.

4.	Revenue Recognition and Accounts Receivable: Revenues and associated costs for the sale of axles and manufactured components are recognized when title has passed and the risks and rewards of ownership are transferred, which is at the time of shipment. Revenue and associated costs for the performance of logistic services are usually recognized when the services have been delivered, but are dependent upon contractual terms agreed to with the customer. Receivables are based on contracted prices and are considered past due when the due date has expired. The Company normally extends 30 to 60 day terms to customers. Receivables are reviewed for collectability when they become past due. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

The Company provides for estimated uncollectible accounts based on prior experience and a review of existing receivables. The Company sells to customers using credit terms customary in its industry. Credit is granted based on the creditworthiness of the customer and collateral is generally not obtained. The Company had $26,000 and $40,000 recorded as an allowance for doubtful accounts at September 30, 2013 and December 31, 2012, respectively.

5.	Cash and Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At various times throughout the nine month period, the Company maintained balances in excess of federally insured limits.

6.	Restricted Cash: Restricted cash is comprised of a $1,000,000 security deposit held with a bank in conjunction with the financing provided by Tetra Financial Group (see Note G).

7.	Inventories: Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Provisions for excess and obsolete inventories are based on management’s assessment of excess and obsolete inventory on a product-by-product basis.

In-transit inventory represents inventory purchased from affiliates that has not yet been received by the Company. This inventory is shipped with terms of F.O.B. shipping point and, therefore, the Company has included such amounts in inventory and accounts payable at September 30, 2013 and December 31, 2012 in the accompanying balance sheets as the Company has assumed the risk of loss of such inventory.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note B—Significant Accounting Policies (Continued)

8.	Property and Equipment: Property and equipment, including property under capital lease agreements, are recorded at cost. Capital leases are amortized over the shorter of the lease term or useful life of the related asset. Depreciation and amortization is provided by the straight-line basis over the useful life of the assets. The useful lives for leasehold improvements are up to 7 years (based upon the terms of the lease), machinery and equipment are 3 to 10 years, tooling is 10 years, and furniture, fixtures, and computer equipment are 3 to 10 years. Depreciation expense was $2,051,000 and $1,170,000 for the nine months ended September 30, 2013 and 2012, respectively.

Additions and improvements that materially increase productive capacity or extend useful lives are capitalized. Maintenance and repairs are expensed as incurred.

9.	Impairment: The Company periodically reviews the depreciated values assigned to definite lived intangible assets and long-lived assets to determine if any impairments are indicated in accordance with the provisions of the FASB ASC.

10.	Derivative Financial Instruments: The Company utilizes a derivative financial instrument in the management of its interest rate exposure on the mortgage loan and considers the fair value to be Level 2 (see Note G). The Company does not use derivative financial instruments for speculative or trading purposes.

In connection with the land acquisition financed by Branch Banking & Trust Company (“BB&T”), the Company had an Interest Rate Exchange agreement (“Swap Agreement”) with BB&T. The Swap Agreement qualified for cash flow hedge accounting and was deemed to be effective for the variable rate debt being hedged. Under the terms of the Swap Agreement, the Company paid a fixed interest rate of 6.28% and received the prime rate plus .25%. The Swap Agreement terminated in connection with the payoff of the BB&T financing (see Note G). The fair value of the swap agreement was determined based on comparing the prime rate plus .25% with the fixed rate on the debt. The Company recorded the fair value of the derivative financial instrument in the accompanying balance sheets as a noncurrent liability and recorded the unrealized gain or loss in the accompanying statements of comprehensive income in “change in value of derivative instrument”. The amount of the liability was $44,000 as of December 31, 2012 and the accumulated other comprehensive loss was $25,000 as of December 31, 2012, respectively.

In connection with the reorganization of the Company and loan agreements entered into with Regions and Medley (see Note G), the Company was required to enter into an interest rate protection agreement to hedge the interest rate risk on $12.5M in term loans. The Swap Agreement qualified for cash flow hedge accounting and was deemed to be effective for the variable rate debt being hedged. Under the terms of the Swap Agreement, the Company paid a fixed interest rate of 6.28% and received the prime rate plus .25%. The fair value of the swap agreement is determined based on comparing the prime rate plus .25% with the fixed rate on the debt. The Company recorded the fair value of the derivative financial instrument in the accompanying balance sheets as a noncurrent liability and recorded the unrealized gain or loss in the accompanying statements of comprehensive income in “change in value of derivative instrument”. The amount of the liability is $120,000 as of September 30, 2013, and the accumulated other comprehensive loss net of tax is $97,000 as of September 30, 2013.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note B—Significant Accounting Policies (Continued)

10.	Derivative Financial Instruments (Continued): The Company is exposed to credit-related losses in the event of non-performance by the counterparty to this derivative financial instrument. The counterparty to this derivative transaction is a major financial institution with investment grade credit rating. However, this does not eliminate the Company’s exposure to credit risk with this institution. To manage this risk, the Company has established strict counterparty credit guidelines that are continually monitored by management. As a result of the above considerations, the Company considers the impact of the risk of counterparty default to be immaterial.

11.	Fair Value Measurements: The Company adopted the fair value provisions of the FASB ASC for financial assets and liabilities. These provisions define fair value, provide a framework for measuring fair value, and expand disclosures required for fair value measurements. They also establish a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest to lowest priority, are described below:

•	Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

•	Level 2—Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3—Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Level 3 includes values determined using pricing models, discounted cash flow methodologies, or similar techniques reflecting the Company’s own assumptions.

The fair value of the Company’s derivative is derived using hypothetical market transactions involving comparable instruments as well as alternative financing rates derived from market based financing rates, forward yield curves, discount rates, and the Company’s own credit risk. These inputs are classified within Level 2 of the valuation hierarchy.

The Company’s goodwill position was derived using discounted cash flow and multiples of cash earnings valuation techniques. This valuation method requires management to make estimates and assumptions regarding future operating results, cash flows, changes in working capital, capital expenditures, sell prices, profitability, and the cost of capital, among others. These inputs were classified as Level 3 of the valuation hierarchy when the related goodwill balance was recorded in 2009.

12.	Goodwill and Other Intangible Assets: Goodwill and indefinite lived intangible assets are not amortized. Intangible assets with finite lives are amortized over their useful lives. Goodwill and indefinite lived intangibles are tested for impairment at least annually.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note B—Significant Accounting Policies (Continued)

12.	Goodwill and Other Intangible Assets (Continued): In September 2011, the FASB approved Accounting Standards Update (“ASU”) 2011-08, “Testing Goodwill for Impairment,” which is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 with early adoption permitted. ASU 2011-08 permits a company to first assess qualitative factors to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step quantitative goodwill impairment test.

Under ASU 2011-08, companies can bypass the qualitative assessment for any reporting unit in any period if management believes that it is more efficient or there is a risk of impairment. All companies can elect to resume performing the qualitative assessment in any subsequent period. Management applied the qualitative assessment as a result of its qualitative analysis and determined that it was more-likely-than-not that the fair value of its reporting unit was greater than the carrying amounts.

In July 2012, the FASB approved ASU 2012-02, “Testing Indefinite Lived Intangible Assets for Impairment” which allows a similar qualitative assessment to be performed for intangibles other than goodwill. The new standard is effective for fiscal years beginning after September 15, 2012 with early adoption permitted. The Company has adopted this new standard with no impact.

No impairment related to goodwill and the indefinite lived intangibles was recognized for the nine months ended September 30, 2013 and 2012.

13.	Deferred Financing Costs: In 2013, the BB&T debt was refinanced through Regions Bank and Medley Capital Corporation (see note G). Deferred financing costs associated with the refinancing were $2,963,000. Deferred financing costs totaled $2,998,000 and $103,000 at September 30, 2013 and December 31, 2012. The costs are being amortized using the straight-line method over the term of the related debt, which approximates the effective interest method. Accumulated amortization was $359,000 and $45,000 at September 30, 2013 and December 31, 2012 and amortization expense was $383,000 and $108,000 for the nine months ending September 30, 2013 and 2012, respectively.

14.	Income Taxes: The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the tax years in which those temporary differences are expected to be recovered or settled.

The FASB issued standards, contained in the ASC, clarifying the accounting for uncertainty in income taxes recognized in annual financial statements. These standards require recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company has determined that no material adjustment for income tax uncertainties or unrecognized tax benefits is required. The Company has adopted a policy of recognizing interest related to unrecognized tax benefits in interest expense and penalties in operating expenses. During 2013 and 2012, such amounts were immaterial. The Company is no longer subject to U.S. Federal and State income tax examinations by taxing authorities for years before 2009.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note B—Significant Accounting Policies (Continued)

15.	Advertising Costs: Advertising costs are expensed as incurred. There were no advertising costs (included in selling, general and administrative expenses in the accompanying financial statements) incurred for the nine months ended September 30, 2013 and 2012.

16.	Shipping and Handling Costs: Shipping and handling charges incurred by the Company are included in cost of sales and shipping charges billed to the customer are included in net sales in the accompanying financial statements.

17.	Reclassification: Certain reclassifications were made to the 2012 financial statements to conform to the current period presentation.

Note C—Inventories

Inventories at September 30, 2013 and December 31, 2012 consist of the following:

	2013	2012

Raw materials and supplies	$3,684,000	$4,588,000
Finished goods	715,000	592,000
In-transit	3,157,000	1,374,000

	$7,556,000	$6,554,000

Note D—Property and Equipment

Property and equipment at September 30, 2013 and December 31, 2012 consist of the following:

	2013	2012

Land	$2,004,000	$2,004,000
Leasehold improvements	1,270,000	1,259,000
Machinery and equipment	20,690,000	19,114,000
Furniture, fixtures and computer equipment	2,418,000	2,198,000
Vehicles	146,000	131,000
Construction in progress	620,000	634,000

	27,148,000	25,340,000
Less accumulated depreciation	(10,116,000)	(8,172,000)

	$17,032,000	$17,168,000

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note E—Goodwill and Customer Related Intangible

The Company recorded goodwill and customer related intangible assets as a result of the acquisition of Axle Alliance Company (“AAC”), which occurred in 2008. Goodwill and customer related intangible assets at September 30, 2013 consist of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Intangible assets with definite lives Customer Related Intangible	$1,405,000	$958,000	$447,000

Intangible assets with indefinite lives Goodwill	345,000	—	345,000

	$1,750,000	$958,000	$792,000

Goodwill and customer related intangible assets at December 31, 2012 consist of the following:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Intangible assets with definite lives Customer Related Intangible	$1,405,000	$860,000	$545,000

Intangible assets with indefinite lives Goodwill	345,000	—	345,000

	$1,750,000	$860,000	$890,000

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note E—Goodwill and Customer Related Intangible (Continued)

Amortization of intangible assets for the nine months ended September 30, 2013 and 2012 was $98,000 and $140,000, respectively. Amortization of the customer related intangible assets is based on expected volumes under the current and expected contracts through 2017. Estimated amortization expense over the life of the customer related intangible assets is as follows:

Amortization Year	Amortization Expense

2013 (3 months)	$33,000
2014	131,000
2015	131,000
2016	131,000
2017	21,000

$447,000

Note F—Related Party Transactions

The following summarizes the Company’s transactions with affiliated companies:

1.	Revenue and Accounts Receivable—Due from SIFCO S.A. and Affiliates: The Company recorded sales to affiliates in the amount of $204,000 and $956,000 in 2013 and 2012, respectively. The Company had $7,291,000 and $6,873,000 due from affiliates at September 30, 2013 and December 31, 2012, respectively.

2.	Accounts Payable—Due to SIFCO S.A. and Affiliates: Of the material purchased by the Company, approximately $17,983,000 and $20,785,000 was purchased from affiliated companies in 2013 and 2012, respectively. The Company had $7,853,000 and $3,032,000 due to affiliates at September 30, 2013 and December 31, 2012, respectively.

3.	Due from Affiliated Companies—Direct Financing Lease: The Company leases machinery and equipment to affiliated companies under one year renewable leases. These machines are located at affiliate locations with the cost basis being repaid to the Company over a period of ten years after the machine arrives at the affiliate’s production facility. During 2013, the Company delivered an additional $84,000 in equipment to affiliated companies. The Company received lease payments on all of these leases of $55,000 and $282,000 in the nine months ended September 30, 2013 and 2012, respectively. The monthly lease payments include a 5% interest charge. Interest recognized from these leases totaled $73,000 and $100,000, respectively, for the nine months ended September 30, 2013 and 2012.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note F—Related Party Transactions (Continued)

3.	Due from Affiliated Companies—Direct Financing Lease (Continued): The Company had $2,745,000 and $2,643,000 in due from affiliated companies (direct financing lease) at September 30, 2013 and December 31, 2012, respectively. Due to the nature of the related party relationship, the leases are expected be renewed until paid in full; therefore, the future anticipated payments as of September 30, 2013 are presented as follows:

Twelve month periods ending September 30,	Principal	Interest	Total

2014	$933,000	$235,000	$1,168,000
2015	415,000	80,000	495,000
2016	192,000	65,000	257,000
2017	206,000	55,000	261,000
2018	216,000	45,000	261,000
Thereafter	783,000	71,000	854,000

	$2,745,000	$551,000	$3,296,000

4.	Advanced Payments to Affiliates: On May 17, 2013, the Company executed a Supply Agreement and Services Agreement with SIFCO S.A. in conjunction with the reorganization transaction discussed in Note A.

Supply Agreement: The Company agreed to make an upfront payment of $9,500,000 in exchange for SIFCO S.A.’s agreement to meet the Company’s requirements for certain products manufactured by SIFCO S.A., the reserve of capacity at SIFCO S.A.’s forging facility to ensure consistent supply of product, refrain from selling such products direct to customers or other parties located in the U.S., and refrain from using its network to provide services within the U.S. that could compete with the Company’s assembling business. This agreement expires on May 17, 2018 and will be automatically renewed for five years unless the Company provides written notice of the intent to cancel the Supply Agreement. The contract will automatically renew at the end of each 5 year period unless the Company provides written notice of the intent to cancel the Supply Agreement. In September 2013, SIFCO S.A. issued an amendment to this agreement, cancelling any charges the Company would owe to SIFCO S.A. in 2013.

Services Agreement: The Company agreed to make an upfront payment of $6,000,000 to SIFCO S.A. in exchange for SIFCO S.A.’s provision of support services with respect to management, sales, finance, manufacturing, legal, engineering, design and production. Reductions of this upfront payment are to occur quarterly upon receipt of an invoice from SIFCO S.A. detailing the services provided during the previous quarter. For period ended September 30, 2013, there have been no services provided under this agreement to the Company and thus, no reduction in the amount due from SIFCO S.A. under this agreement. The initial term of the Services Agreement is five years and automatically renews, until either party terminates the agreement. SIFCO S.A. does not have the right to terminate the agreement until the entire upfront service charge has been applied.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note F—Related Party Transactions (Continued)

4.	Advanced Payments to Affiliates (continued): The parties entered into an amended agreement for the Supply and Services agreement which would terminate these agreements and fully repay the Company for the amounts originally advanced upon the sale of the Company.

5.	Notes Receivable: As part of the Westport reorganization (See Note A), the Company entered into a note receivable agreement with SM International Holdings in the amount of $19,500,000. The funds were advanced to SM International Holdings on May 17, 2013 as part of the disbursement of funds from the financing transaction discussed in Note G. Interest on the note is accruing at 4% per year and any unpaid interest at the end of the year will be compounded and added to the principal amount. Principal and interest is due in five consecutive payments of $5,329,218 beginning on May 17, 2019. Any remaining unpaid principal and interest is due on May 17, 2023.

6.	Long-term Payable to SIFCO S.A.: At September 30, 2013 and December 31, 2012, the Company had a long-term payable of $2,363,000, respectively, with SIFCO S.A. The payable has no stated payments terms and no interest rate and is subordinated to the Company’s credit agreement with a bank (See Note G).

Note G—Line of Credit and Long-term Debt

1.	Line of Credit: The Company had a loan agreement with Branch Banking and Trust Company (“BB&T”). The agreement provided for a revolving note (“the LOC”), Term Note A, and Term Note B (collectively, the “Term Notes”) (see Note G2 for discussion of Term Notes). The LOC provided for a revolving line of credit up to the lesser of $10,000,000 or the borrowing base, as defined in the Loan Agreement. The LOC bore interest at the prime rate, and interest was payable monthly.

On May 17, 2013, the Company refinanced the LOC by entering into a Credit and Security Agreement (“Credit Agreement”) with Regions Bank “Regions”. The Credit Agreement with Regions provides for a revolving note (“the Revolver”) and term loans (see Note G2 for discussion of the term notes). The Revolver provides for a revolving line of credit up to $3,333,333 (including outstanding letters of credit) from Regions and a revolving line of credit up to $1,666,667 with Tristate Capital Bank (“Tristate”) (including outstanding letters of credit). The total Revolver cannot exceed the borrowing base which is based on 85% of eligible accounts receivable and eligible inventory (eligible inventory is subject to a maximum of $2,000,000). The Revolver bears interest at the greater of the Federal Funds Rate plus .5%, the Prime Rate, or the 30 day LIBOR rate plus 1% (3.18% at September 30, 2013).

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note G—Line of Credit and Long-term Debt (Continued)

1.	Line of Credit (Continued): There were no borrowings under the Revolver and available borrowings were approximately $5,000,000 at September 30, 2013. The Revolver matures in December 2018, and is secured by substantially all the assets of the Company.

2.	Long-term Debt: The Company had a term loan with BB&T for the purchase of land. The BB&T Loan Agreement required monthly principal payments of approximately $4,000. Interest was calculated based on prime rate plus .25% (3.50% at September 30, 2012). The Company was required to pay this note in full by Regions upon execution of the Security Agreement. Borrowings under the BB&T Loan Agreement were $1,788,000 as of December 31, 2012. The term loan was secured by the specific real property.

In July 2012, Term Note A was executed to finance the equipment acquisitions in the Pennsylvania expansion. The Company could finance up to $4,200,000 of equipment acquisitions, limited to 75% of the cost of the equipment. The Company was required to pay monthly interest payments at the prime rate through February 2013. In February 2013, the Company began monthly payments of approximately $61,000 plus interest at the prime rate and was to continue these payments through January 2018. Borrowings under Term Note A were $3,650,000 as of December 31, 2012. Since this note was paid in full at the execution of the Security Agreement, there were no borrowings under Term Note A at September 30, 2013.

In July 2012, Term Note B was executed to finance up to $2,000,000 of equipment necessary to support the operations of the business, limited to 75% of the cost of the equipment. The Company could take draws on this note through August 2013. To the extent the Company took draws on this note, the Company began equal monthly payments plus interest at the prime rate beginning August 2013 through July 2018. There were no borrowings under this note at December 31, 2012.

The Company entered into an interest rate swap agreement with BB&T for $2,000,000 which was terminated in connection with the payoff of the BB&T financing. The BB&T interest rate swap had a notional amount of approximately $44,000 at December 31, 2012. Under the terms of the swap agreement (See Note B10), the Company paid a fixed interest rate of 6.28% and received the prime rate plus .25%. The swap agreement was originally in effect until January 2014. The fair value of the interest rate swap at December 31, 2012 was a liability of $44,000. The amount of loss, net of income tax effect, recognized in other comprehensive income was $18,000 for the nine months ended September 30, 2012.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note G—Line of Credit and Long-term Debt (Continued)

2.	Long-term Debt (Continued): On May 17, 2013, the Company executed Term Loans in the amount of $25,000,000, of which $16,666,667 is through term loan agreements with Regions and $8,333,333 is through a term loan with Tristate (collectively, “Term Loans”). The Company is required to make monthly payments of $312,500 from July 2013 through June 2015 and $416,667 from July 2015 through the maturity date of May 2018, including interest at the greater of the Federal Funds Rate plus .5%, the Prime Rate, or the 30 day LIBOR rate plus 1% (3.18% at September 30, 2013). In addition, the Company is required to make an additional mandatory repayment of excess cash flows of 50% of such excess cash flows subsequent to the fiscal years ended December 31, 2013 and 2014 and 25% of calculated excess cash flows subsequent to the fiscal year ended December 31, 2015. The Term Loans are secured by substantially all of the assets of the Company, including a mortgage on the real estate.

The Company was also required to enter into an interest rate protection agreement to hedge the interest rate risk on $12,500,000 of the Term Loans. In connection with the reorganization of the Company and loan agreements entered into with Regions and Medley (see Note G), the Company was required to enter into an interest rate protection agreement to hedge the interest rate risk on $12,500,000 in term loans. The Swap Agreement qualified for cash flow hedge accounting and was deemed to be effective for the variable rate debt being hedged. Under the terms of the Swap Agreement, the Company paid a fixed interest rate of 6.28% and received the prime rate plus .25%. The fair value of the swap agreement is determined based on comparing the prime rate plus .25% with the fixed rate on the debt. The Company recorded the fair value of the derivative financial instrument in the accompanying balance sheet as a noncurrent liability and recorded the unrealized gain or loss in the accompanying statements of comprehensive income in “change in value of derivative instrument”. The fair value of the interest rate swap is $120,000 at September 30, 2013. The amount of loss, net of income tax effect, recognized in other comprehensive income was $72,000 for the nine months ended September 30, 2013.

The Company also executed a term loan with Medley Capital Corporation (“Medley”) on May 17, 2013 in the amount of $25,000,000. There are no monthly principal payments on the Medley Term Loan and the principal is due at maturity on November 17, 2018. Interest is due monthly at 13.0%, 11.5% paid in cash and 1.5% as accrued interest automatically added to the principal balance (“PIK interest’). The Company can prepay the loan to Medley upon proper notice including a prepayment penalty starting at 3% and declining through maturity. The Medley Term Loan is secured by substantially all of the assets of the Company, including a mortgage on the real estate.

The loan agreements with Regions, Tristate, and Medley include financial covenants including debt to net worth ratio, fixed charge coverage ratio, minimum liquidity balance, and operating lease limitations, as defined. The Company was in compliance with all covenants at September 30, 2013.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note G—Line of Credit and Long-term Debt (Continued)

2.	Long-term Debt (Continued): Future maturities of long-term debt at September 30, 2013:

Twelve month Periods Ending September 30,	Amount

2014	$3,750,000
2015	4,063,000
2016	5,000,000
2017	5,000,000
2018	6,250,000
Thereafter	25,143,000

$49,206,000

Note H—Lease Commitments

The Company leases certain office and warehouse space, office furniture and equipment, and production tooling and equipment under capital and operating lease arrangements.

Future minimum, non-cancelable lease payments as of September 30, 2013 are as follows:

Twelve month Periods Ending September 30,	Capital Leases	Operating Leases	Total

2014	$1,844,000	$3,906,000	$5,750,000
2015	1,411,000	3,673,000	5,084,000
2016	1,037,000	2,978,000	4,015,000
2017	801,000	3,023,000	3,824,000
2018	462,000	1,099,000	1,561,000
Thereafter	—	178,000	178,000

Total Required Payments	5,555,000	$14,857,000	$20,412,000

Less amount representing interest	522,000

Present value of minimum lease payments	5,033,000
Less current maturities	1,591,000

	$3,442,000

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note H—Lease Commitments (Continued)

Assets under capital lease, consisting primarily of machinery and equipment, had cost of approximately $10,039,000 and $9,134,000 and accumulated amortization of approximately $3,233,000 and $2,480,000 at September 30, 2013 and December 31, 2012, respectively. Amortization expense for the nine months ended September 30, 2013 and 2012 was $798,000 and $580,000, respectively, and is included in depreciation expense in the accompanying statements of comprehensive income.

Rent expense under operating leases was approximately $2,917,000 and $1,374,000 for the nine months ended September 30, 2013 and 2012, respectively.

Note I—Concentrations

1.	Credit Risk: The Company’s operations are concentrated in the heavy-duty truck industry. The operations of the Company are directly related to the overall demand for heavy-duty trucks. Unforeseen changes with a major customer or within the industry may occur with little or no notice.

The Company is an assembler of heavy-duty truck axles and other forged and machined components, with sales to foreign and domestic entities. The Company grants credit to its customers, substantially all of which are large, heavy-duty truck manufacturers.

2.	Significant Customers: For 2013, 90% of the Company’s sales were from three customers in the heavy-duty truck manufacturing industry. For 2012, 68% of the Company’s sales were from three customers in the heavy-duty truck manufacturing industry. At September 30, 2013, 84% of the Company’s trade accounts receivable was due from three customers. At December 31, 2012, 75% of the Company’s trade accounts receivable was due from three customers.

3.	Significant Vendors: 91% and 83% of the Company’s production purchases were from an affiliated company for the nine months ending September 30, 2013 and 2012, respectively. 89% and 77% of the Company’s trade accounts payable was due to an affiliated company at September 30, 2013 and December 31, 2012, respectively.

Note J—Commitments and Contingencies

1.	Legal Matters: The Company is subject to various lawsuits and other claims in the normal course of business. The Company provides for costs relating to these matters when a loss is probable and the amount is reasonably estimable. Management does not expect that the ultimate resolution of any pending claims or other legal matters will have a material adverse effect on the Company’s financial condition, liquidity, or results of operations.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note J—Commitments and Contingencies (Continued)

2.	State Incentives: In conjunction with the Company’s opening of their new facility in Breinigsville, Pennsylvania during 2012, the Company was awarded the following incentives from the State of Pennsylvania

•	$1,000,000 loan from the Machinery and Equipment Loan Fund (“MELF”) to cover the gap between the investment in capital and the portion financed by BB&T. The interest rate on the MELF loan is 3.25%. To date, the Company has not requested any proceeds from the loan.

•	$1,000,000 grant from the Pennsylvania First Program (“PFP”) to cover eligible expenses of the project. The Company submitted their request for the $1,000,000 grant in 2012 and recorded the amount as a reimbursement of startup costs incurred in conjunction with the new facility in 2012. The reimbursement is netted within selling, general and administrative expenses on the statements of income and comprehensive income. The Company received payment of the amount in January 2013.

•	$1,036,000 Job Creation Tax Credits (“JCTC”) to be applied against the Pennsylvania Corporate Net Income Tax and/or the Capital Stock and Franchise Tax. Since this would offset tax expense, the income would be used to offset the expense in the year income tax expense is accrued. This would net the tax provision amount to zero for Pennsylvania until the credit expires or is fully utilized. Management plans to recognize the benefit of the applicable credits on the flow through method with the benefit recognized as the taxable income arises. The Company recognized the benefit related to this program of $509,000 and $22,000 for 2013 and 2012, respectively.

•	$225,000 funding from the Guaranteed Free Training Program (“GFT”). No funds have been requested and/or accrued under this program in 2013 or 2012.

Note K—Retirement Plan

The Company maintains a qualified defined contribution plan (“the Plan”) for all employees. Employees are eligible to enter the Plan on January 1 or July 1 after completing 1,000 hours of service within a specified period of time and may contribute up to 15% of their gross wages. The Plan contains provisions for matching and profit sharing contributions at the discretion of the Company. The Company made a discretionary matching contribution equal to 5% of compensation of each eligible participant contributing to the Plan for 2013 and 2012 year. Plan contribution expense was approximately $138,000 and $93,000 for the nine months ended September 30, 2013 and 2012, respectively.

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note L—Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes.

The tax effect of significant temporary differences representing deferred income tax assets and liabilities at September 30, 2013 and December 31, 2012, is as follows:

	2013	2012

Deferred Tax Assets
Inventories	$13,000	$34,000
Accounts receivable	10,000	16,000
Derivatives	47,000	19,000
Intangible assets	167,000	156,000
Other, net	20,000	43,000

Gross deferred tax assets	257,000	268,000

Gross deferred tax liability—Fixed assets	(3,117,000)	(3,373,000)

Net Deferred Tax Liability	$(2,860,000)	$(3,105,000)

The net deferred tax asset and deferred tax liability are presented in the accompanying balance sheets as follows:

	2013	2012

Deferred Tax Assets—current	$23,000	$50,000
Deferred Tax Liability—long-term	(2,883,000)	(3,155,000)

Net Deferred Tax Liability	$(2,860,000)	$(3,105,000)

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note L—Income Taxes (Continued)

The income tax provision for the nine months ended September 30, 2013 and 2012, is as follows:

	2013	2012

Deferred provision
Current operations	$(273,000)	$85,000
Discontinued operations	—	99,000
Current provision	4,302,000	1,082,000

Total Provision	$4,029,000	$1,266,000

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference for the nine months ended September 30, 2013 and 2012 are as follows:

		Effective Tax
	2013	Rate

Provision computed at statutory rate	$4,089,000	34.00%
State and local taxes, net of federal benefit	(6,000)	(0.05)
Nondeductible and other, net	(54,000)	(0.45)

Income Taxes Incurred	$4,029,000	33.50%

	2012	Effective Tax Rate

Provision computed at statutory rate	$1,300,000	34.00%
State and local taxes, net of federal benefit	28,000	5.00
Nondeductible and other, net	(62,000)	(1.80)

Income Taxes Incurred	$1,266,000	37.20%

Westport Axle Corporation

(A Wholly Owned Subsidiary of Westport USA Holding, LLC,

which is a Wholly Owned Subsidiary of SM International Holdings)

Notes to Financial Statements (Continued)

As of September 30, 2013 and December 31, 2012 and

Nine Months Ended September 30, 2013 and 2012

Note M—Discontinued Operations

During 2011, the Parent entered into an agreement whereby a customer, Dana Commercial Vehicle Manufacturing, LLC (“Dana”), acquired the manufacturing capacity of the I-beam division of the Parent. Due to this agreement, Westport will no longer have the ability to acquire I-beams from the Parent, and therefore, the I-beam division has been presented as discontinued operations. The related property and equipment were sold to Dana, which created a gain on disposal of $17,000. The results of operations, net of tax, for this division, amount to $156,000 for the nine month period ended September 30, 2012, and is presented as results of discontinued operations in the accompanying statements of income and comprehensive income. Total revenues for the nine months ended September 30, 2012 were $3,658,000.